EXHIBIT 99.1

MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: October 22, 2007
FROM: David Schreiman
SUBJECT: Third Quarter 2007 Report and Stock Price Evaluation

Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective October 22, 2007. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $48.77 per share, an increase of $3.84 (8.6%) per share compared to $44.93 per share as of July 21, 2007 and an increase of $7.38 per share (17.8%) since October 21, 2006.
Stockholders’ equity increased $4.2M from the second quarter, which, coupled with a modest decline in the number of shares and vested stock options outstanding, contributed a $1.31 per share increase to the stock price. Two-year earnings per share (as defined for stock pricing purposes) declined slightly, resulting in a $0.17 decrease in stock price from the earnings/share term. An 11% increase in annualized contract backlog during the third quarter, as a result of contract wins discussed under “New Contracts,” resulted in an increase of 10% in the growth factor, contributing $2.70 per share to stock price growth, the fourth consecutive quarter where the growth term made a positive contribution to stock price growth. The growth factor was computed without the 2006 contract profit of Spiral Technology, Inc., which was spun off December 29, 2006.
New Contracts
Third quarter contract actions with an annual value of at least $1M are summarized in the table on the following page.

					Amt	Dur
Opn	W/L	Program	Customer	P/S	($M)	(Yrs)	Type
SMDO	Win	Acquisition Support and System Engineering	Air Force SMC/EA	P	4.2	1	Competitive

SMDO	Win	System Engineering and Technical Support	Air Force SMC/XR	P	7.0	1	Competitive

CPO	Win	TOW Wireless	Army	S	5.0	2	Competitive

SASO	Win	Support to Deputy of International Affairs	MDA	P	2.2	1	Add-on

SASO	Win	Counter Narco-Terrorism Protection	Army	S	5.0	5	Competitive

TASO	Win	Yuma Counterinsurgency Test & Evaluation	Army Yuma Proving Ground	P	9.9	3	Competitive

MSO	Win	JRAAC Support	DIA/MSIC	P	77.6	5	Competitive

ISSO	Win	Secure Mobile Environnent / Portable Device Test & Evaluation	NSA Customer Solutions Office	P	3.2	2	Add-on

ISSO	Win	AXISS IDIQ	NSA Chief Technology Organization	S	30.0	5	Competitive

ACTO	Win	Data Processing Support	FBI	P	1.0	0.6	Add-on

ACTO	Win	CATAPULT & STILETTO	Classified	P	2.3	1	Add-on

ACTO	Win	Integration Support Program	Classified	P	8.0	1	Add-on

ACTO	Win	PROTOCOLS & STILETTO	Classified	P	2.3	1	Add-on

ACTO	Win	HD IDIQ	Classified	P	2.3	1	Add-on

ACTO	Win	KATANA	Classified	P	5.0	0.75	Sole Source

ACTO	Win	INSCOM Support	Intelligence Security Command, Army	P	3.8	1	Add-on

ACTO	Win	STILETTO	Technical Support Working Group	P	1.1	1.5	Add-on

Total Wins					169.9

ASTO	Loss	Global Information Grid Support	Pentagon-Joint Chiefs of Staff	S	5.0	5	Competitive

TASO	Loss	Training Development Capability Software Upgrade	Army PEO Simulation, Training, Instrumentation	P	12.0	1.67	Competitive

Total Losses					17.0
Amount ($M) includes priced options but not priced surges
2007 Business Performance
In what follows, the comparison of third quarter performance with that of the previous quarter and that of the third quarter of 2006 excludes the 2006 contributions from Spiral Technology which was spun off on December 29, 2006. In addition, the comparison excludes the effect of accounting adjustments for subcontractor and other invoices that will be accrued subsequent to the calculation of the stock price and will be included in the consolidated financial statements in our SEC Form 10-Q. (See Note on page 6)
Third quarter sales were $70.8M, a 4% decrease from both the previous quarter and from the third quarter of 2006. Direct labor of $19.2M was 1% more than both the previous quarter and the third quarter of 2006. Both third quarter sales and direct labor were 1% behind our 2007 plan. Year-to-date, both sales and direct labor were less than 1% ahead of plan.
Largely as a result of the contract wins discussed above, annualized contract backlog increased to $294.5M as of the end of the third quarter, an increase of 11% from both the second quarter and from the third quarter of 2006. Multi-year contract backlog was $778M, an increase of 8% from the second quarter but a decrease of 15% from the third quarter of 2006.
In the third quarter, we hired 52 people, 18 more than in the second quarter, corresponding to a quarterly recruiting rate of 4.5%. During the third quarter, we had 38 terminations (3.3% quarterly turnover rate), which was 13 less than in the previous quarter. Of the 38 employees who left the Company, 21 took jobs at other companies or in the government. At the end of the third quarter, we had a full-time equivalent staff of 1,148 people, a net increase of 5 people for the quarter.
2007 Financial Performance
The following comparison of third quarter financial performance with that of the previous quarter and that of the third quarter of 2006 excludes the effect of accounting adjustments for subcontractor and other invoices that will be accrued subsequent to the calculation of the stock price and will be included in the consolidated financial statements in our SEC Form 10-Q. (See Note on page 6.) Net earnings values in 2006 include the earnings of our discontinued operation, Spiral Technology.
Net earnings for the third quarter were $6.3M, a 46% increase from the previous quarter. Profitability (net earnings as a percent of sales) was 8.9%, an increase from 5.9% in the second quarter and from 6.1% for the third quarter of 2006. The increase in net earnings and profitability are attributable to the recognition in the third quarter of $2.6M of income tax benefits related to research and development tax credits. (The tax credits recognized in the third quarter relate to tax returns filed in previous years. For stock pricing purposes, the tax credits were treated as occurring in those prior years, with the result that the primary effect on stock price was to increase stockholders’ equity and the associated equity/share term of the stock pricing equation. The overall effect of the tax credit was to contribute approximately $0.70 to the October 22 stock price increase.) Stockholders’ equity was $68.3M at the end of the third quarter, up $4.2M (6%) from the second quarter.
Collection of receivables remained strong in the third quarter with year-to-date average monthly days sales outstanding at 53 days, consistent with the second quarter year-to-date value and a 9 day decrease from the year-to-date average at the end of the third quarter of 2006. Cash and investments increased by $8.9M (22%) to $48.6M during the third quarter, an increase of $3.1M (7%) compared to one year ago.
In the third quarter, we made scheduled promissory note principal payments of $1,469K, consistent with payments of $1,453K in the previous quarter. During the quarter, we also issued $2.7M in new promissory notes. Thus the promissory note balance increased 10% to $12.7M. At the end of the quarter, cash and investments ($48.6M) exceeded the sum of our income tax liabilities and promissory note obligations ($12.5M) by $36.1M, an increase of $8.6M (31%) from the previous quarter and an increase of $1.9M (6%) from the third quarter of 2006.
2007 Outlook
The business plan for 2007, which is the basis of our operating budget, calls for $285M in sales and $77.6M in direct labor. Nine months through the year, sales and direct labor were essentially on plan, with contract profit exceeding plan by 4%. Current projections based on contracts in place, third quarter wins, and projected new work suggest that we will exceed the sales and profit plan for the year.
We have identified several new opportunities for 2007, amounting to over $1B in total, unweighted multi-year value. Because of schedule issues, success in pursuing these opportunities will not have a major impact on our 2007 performance but they could have a major impact on our end-of-year contract backlog and thus the outlook for 2008. Certainly the schedule for some of these procurements will slip and perhaps some may be cancelled. Nonetheless, should we win a reasonable portion of the rest, we would put ourselves back on track for double-digit growth in 2008. This is the dominant priority for the next several months.
Outlook for Near-Term Stock Prices
We normally are able to estimate fairly accurately our net earnings over the next three to six months, and since SPARTA’s stock price is set by a formula, this allows us to project the SPARTA stock price three to six months downstream with fairly good accuracy. The two dominant parameters most influencing future stock prices are our quarterly net earnings and our projection of future (next 12 month) contract profits. Currently, we estimate net earnings (as used for stock pricing) to be about $5.2M in the fourth quarter of 2007 and $4.8M for the first quarter of 2008, for a total of $10.0M over the next six months. Our current (as of October 1, 2007) projection of 12 month contract profits is $31.6M. The table below shows the SPARTA stock prices expected to be established as of the next two stock pricing dates (January 21 and April 21, 2008) for the estimated value of net earnings in the next two quarters and the current value of projected contract profits, and for the normal band of uncertainty for these terms.

Proj’d 12 mo Contract	Fourth Quarter	Jan 21, 2008	Change from
Profits as of Dec 31	Net Earnings	Stock Price	Oct 21 Stock Price
$31.6M	$5.2M	$50.48	+ $1.71
31.6	5% Higher	50.70	+ 1.93
31.6	5% Lower	50.26	+ 1.49
3% Higher	$5.2M	51.42	+ 2.65
3% Lower	$5.2M	49.56	+ 0.79

Proj’d 12 mo Contract	Next 6 months	Apr 21, 2008	Change from
Profits as of Mar 31, 08	Net Earnings	Stock Price	Oct 21 Stock Price
$31.6M	$10.0M	$50.88	+ $2.11
31.6	5% Higher	51.30	+ 2.53
31.6	5% Lower	50.47	+ 1.70
5% Higher	$10.0M	52.45	+ 3.68
5% Lower	$10.0M	49.36	+ 0.59
All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SPARTA, INC.
OPERATING RESULTS
AS OF SEPTEMBER, 2007

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	SEP 07	SEP 06	SEP 07	SEP 06

Sales ($M)	$70.8	$73.7	$293.4	$291.0
Sales excluding ST ($M)	70.8	71.1	291.4	280.0
Contract Profits	7,003	7,710	30,174	30,182
Contract Profits excluding ST	7,003	7,601	30,056	29,650
Gross Profits (incl. SIT and Misc Income)	7,228	8,022	31,029	31,273
Gross Profits excluding ST (incl. SIT and Misc Income)	7,228	7,915	30,894	30,704
Net income
Per GAAP (incl. FAS 123R and unallowable comp.)	6,327	4,303	19,154	16,765
For Stock Pricing (excl. FAS 123R and unallowable comp.)	4,277	4,715	18,620	18,490
Stock tax benefit	1,129	1,402	4,254	5,625
Stock sales — Receivable	269	496	(40)	517
Deferred Stock (Rabbi Trust)	73	35	(64)	68
Stock sales — exercise	2,657	2,063	16,184	14,548
Stock sales — retirement plans	1,610	1,469	6,405	6,322
Stock sales — bonus	0	0	798	1,257
Total Stock Sales	4,267	3,532	23,387	22,127
Stock repurchases:
- Cash	5,416	9,823	37,212	37,934
- Promissory notes	2,675	649	8,094	4,041
Total Stock Repurchases	8,091	10,472	45,306	41,975

Business Projections and Backlog	At SEP. 30,	At DEC. 31,	At SEP. 30,
(in $M, unless otherwise noted)	2007	2006	2006

Contract backlog	294.5	262.3	273.4
Proposal backlog	82.7	79.0	116.8
Twelve month projected sales	318.6	283.7	301.5
Twelve month projected earnings ($K)	33,277	29,798	30,492

	At SEP. 30,	At DEC. 31,	At SEP. 30,
Breakdown of Stockholder’s Equity ($M)	2007	2006	2006

Stock sales (excluding FAS 123R)	$121.32	$103.15	$97.13
Stock sales receivables	(0.61)	(0.25)	(0.57)
Deferred stock compensation	(0.39)	(0.30)	(0.33)
Stock repurchases	(166.33)	(138.65)	(121.03)
Stock tax benefit	30.60	28.41	26.67
Retained earnings	83.70	68.49	64.54

Stockholders’ Equity	$68.29	$60.86	$66.43

Stock Promissory Notes	12.72	12.49	9.86

Net Worth	$81.01	$73.35	$76.28

Cash on Hand	$47,593	$38,139	$45,509

	At SEP. 30,	At DEC. 31,	At SEP. 30,
Stock Notes ($M)	2007	2006	2006

Total note balance	$12.72	$12.49	$9.86
Long-term subordinated	$8.99	$8.07	$6.24
Note: The values in the above table for sales, contract profits, gross profits, net income and retained earnings are preliminary, and reflect the values used in computing the formula stock price. The values reported in the Company’s quarterly and annual financial statements, as filed on SEC Forms 10-Q and 10-K, reflect adjustments for subcontractor and other invoices accrued subsequent to the calculation of the stock price, but which pertain to the applicable period’s operating results.

STOCK PRICE CALCULATION
(Business Data as of 09/30/2007)

	Equity		Growth		Earnings
	Term		Term		Term

	SE+SN+CX				NP+STB
PRICE =	SI+SV	+	7 x FG x	( 2 YR AVG	SI+SV )

Stock Ownership		Equity Term ($K)

Shares Issued (SI)	4,734	Stockholders Equity (SE)	68,294
Option Vested (SV)	827	Subordinated Notes (SN)	8,992
	5,560	(Long Term Portion)
		Cost to Exercise SV (CX)	26,212
		SE + SN + CX =	103,498

Equity Term/Share

SE+SN+CX		103,498
SI+SV	=	5,560	=	$18.613

Growth Term (FG)

Contract Profits ($K) excluding ST
Past 12 Months	30,056
Past 24 Months	59,706
12 Month Projection	31,622	(Contract Backlog + Weighted Proposal Backlog)

2
FG = [ {Past 12 Months + 12 Months Projection} / Past 24 Months	]

2
FG = [ ( 30,056 + 31,622 ) / 59,706	] = 1.067

Earnings Term ($K)						Previous 7 Quarters

Net Income for Quarter, for Stock Pricing (NP, $K)				=	4,277	1.116
						0.864
Stock Tax Benefit		(STB)		=	1,129	0.976
						1.069
Quarter	NP+STB	= ( 4,277 + 1,129 )	/ 5,560			1.125
	SI+SV	=			0.972	0.905
						1.046
2 YR AVG	NP+STB	= ( 0.972 + 7.101 )	/ 2			7.101
	SI+SV	=			4.037
Stock Price Computation
     Note: Growth Term may not exceed          1.500
Price/Share          =          $ 18.613          +          7          x          1.067           x          4.037          =          $ 48.77